As filed with the Securities and Exchange Commission on July 6, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-3838045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
Tel: (312) 618-1322
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Equity Incentive Plan
(Full title of the plan)

Dr. Ramesh Balakrishnan
Chief Executive Officer
UpHealth, Inc.
14000 S. Military Trail, Suite 203
Delray Beach, Florida 33484
Tel: (312) 618-1322
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey C. Selman, Esq.
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105
(415) 615-6095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

		Smaller reporting company	☒

Non-accelerated filer	☒	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement has been filed by UpHealth, Inc. (the “Registrant”) to register 7,213,948 additional shares of common stock, par value $0.0001 per share (“Common Stock”) of UpHealth, Inc., to be offered pursuant to the 2021 Equity Incentive Plan (the “Plan”).
Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-258735), filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2021 (the “2021 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2021 Registration Statement are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on April 18, 2022, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the Commission on April 29, 2022;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Commission on May 23, 2022;

•
The Registrant’s Current Reports on Form 8-K filed with the Commission on May 12, 2022, May 19, 2022, May 31, 2022, June 10, 2022, June 14, 2022, June 27, 2022, June 30, 2022 and July 5, 2022 (as amended on July 6, 2022); and

•
The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38924), filed with the Commission on May 28, 2019 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	Commission File / Reg. Number
4.1	Second Amended and Restated Certificate of Incorporation of UpHealth, Inc.		8-K	06/14/2021	001-38924
4.2	Amended and Restated Bylaws of UpHealth, Inc.		8-K	06/14/2021	001-38924
4.3	Specimen Common Stock Certificate of GigCapital2, Inc.		S-1	05/09/2019	333-231337
4.4	2021 Equity Incentive Plan.		8-K	06/15//2021	001-38924
4.5	Amendment to the Amended and Restated Bylaws of UpHealth, Inc.		8-K	05/31/2022	001-38924
5.1	Opinion of DLA Piper LLP (US)	X
23.1	Consent of Plante & Moran, PLLC, with respect to UpHealth, Inc.	X
23.2	Consent of D. K. Chhajer & Co., PLLC, with respect to Glocal.	X
23.3	Consent of Plante & Moran, PLLC, with respect to Innovations Group.	X

23.4	Consent of Plante & Moran, PLLC, with respect to TTC Healthcare.	X
23.5	Consent of Macias Gini & O’Connell LLP, with respect to Cloudbreak.	X
23.6	Consent of Hall & Company, with respect to Cloudbreak.	X
23.7	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	X
24.1	Powers of Attorney (included on the signature page to this Registration Statement).	X
99.1	Glocal Healthcare Systems Private Limited Consolidated Financial Statements as of and for the years ended March 31, 2020 and 2019; and Independent Auditor’s Report.		S-1/A	06/21/2021	333-253146
99.2	Glocal Healthcare Systems Private Limited Unaudited Consolidated Financial Statements as of and for the periods ended December 31, 2020 and 2019.		S-1/A	06/21/2021	333-253146
99.3	Glocal Healthcare Systems Private Limited Unaudited Consolidated Financial Statements as of and for the period 01 April 2020 to 25 March 2021.		S-1/A	06/21/2021	333-253146
99.4
TTC Healthcare, Inc. and Subsidiaries (Successor) and Transformations Treatment Center, Inc. and Affiliates (Predecessor) Consolidated Financial Statements for the years ended December 31, 2020 and 2019; and Independent Auditor’s Report.
			S-1/A	06/21/2021	333-253146
99.5	TTC Healthcare, Inc. and Subsidiaries Unaudited Consolidated Financial Statements for the period ended January 24, 2021 and the year ended December 31, 2020.		S-1/A	06/21/2021	333-253146
99.6	Innovations Group, Inc. Consolidated Financial Statements for the years ended December 31, 2020 and 2019; and Independent Auditor’s Report.		S-1/A	06/21/2021	333-253146
99.7	Innovations Group, Inc. Unaudited Consolidated Financial Statements for period ended March 31, 2021 and the year ended December 31, 2020.		S-1/A	06/21/2021	333-253146
99.8	Innovations Group, Inc.—Consolidated Financial Statements as of and for the period ended April 26, 2021 and the year ended December 31, 2020.		S-1/A	09/27/2021	333-259143
99.9	Cloudbreak Health, LLC and Subsidiaries Consolidated Financial Statements for the years ended December 31, 2020 and 2019; and Independent Auditor’s Report.		S-1/A	06/21/2021	333-253146
99.10	Cloudbreak Health, LLC and Subsidiaries Unaudited Consolidated Financial Statements for the year to date March 31, 2021.		S-1/A	06/21/2021	333-253146
99.11	Cloudbreak Health, LLC and Subsidiaries—Consolidated Financial Statements as of and for the periods ended June 8, 2021 and 2020.		S-1/A	09/27/2021	333-259143
99.12	Unaudited Pro Forma Combined Financial Information of UpHealth, Inc. for the year ended December 31, 2021.		8-K/A	07/06/2022	001-38924
107.1	Filing Fee Table.	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kolkata, India, on this 5th day of July, 2022.

UPHEALTH, INC.

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Dr. Ramesh Balakrishnan and Martin Beck and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dr. Ramesh Balakrishnan	Chief Executive Officer	July 5, 2022
Dr. Ramesh Balakrishnan	(Principal Executive Officer)

/s/ Martin S. A. Beck	Chief Financial Officer	July 5, 2022
Martin S. A. Beck	(Principal Financial and Accounting Officer)

/s/ Dr. Avi S. Katz	Chairman of the Board of Directors	July 5, 2022
Dr. Avi S. Katz

/s/ Dr. Chirinjeev Kathuria	Director	July 5, 2022
Dr. Chirinjeev Kathuria

/s/ Moshe Bar-Siman-Tov	Director	July 5, 2022
Moshe Bar-Siman-Tov

/s/ Dr. Raluca Dinu	Director	July 5, 2022
Dr. Raluca Dinu

/s/ Nathan Locke	Director	July 5, 2022
Nathan Locke

/s/ Neil Miotto	Director	July 5, 2022
Neil Miotto

/s/ Dr. Mariya Pylypiv	Director	July 5, 2022
Dr. Mariya Pylypiv

/s/ Agnès Rey-Giraud	Director	July 5, 2022
Agnès Rey-Giraud

/s/ Jerome Ringo	Director	July 5, 2022
Jerome Ringo